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                                                                     EXHIBIT 23D

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our Firm under the caption 'Experts' in the Registration Statements (Form S-3 No. 333-48415) of AT&T Capital Corporation and (Form F-9 No. 333-00000) of Newcourt Credit Group Inc. ('Newcourt') and the related prospectus for the registration of $5,000,000,000 Debt Securities and Warrants to Purchase Debt Securities, Currency Warrants, Index Warrants and Interest Rate Warrants and the guarantee of such Debt Securities by Newcourt and to the incorporation by reference in the registration statement on Form F-9 of our report dated February 4, 1998 on the consolidated financial statements of Newcourt as at December 31, 1997 and 1996 and for the years then ended included in Newcourt's Current Report on Form 6-K, filed with the Securities and Exchange Commission.


                                          ERNST & YOUNG
                                          Chartered Accountants

Toronto, Canada
April 14, 1998


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